Deloitte & Touche LLP
                                                Two World Financial Center
                                                New York, N.Y. 10281-1414
                                                Telephone : (212) 436-2000
                                                Fascimile : (212) 436-5000




October 1, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Computer Outsourcing Services, Inc. dated September 29, 1998.


Yours truly,

/s/

Deloitte & Touche LLP